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                                                              EXHIBIT 10.56


January 26, 2001


Jeffrey Sperber
10621 Bramblecrest Drive
Austin, TX 78726


Dear Jeff:

We are pleased to extend to you an offer of employment as Vice President, Controller with TeleTech in our Denver office. You will start no later than March 5, 2001 and will report to Margot O'Dell, CFO and EVP of Human Resources. Your annual base salary will be $145,000 with a target annual bonus opportunity of 25% of your base. Your bonus will be based upon both TeleTech performance and your individual achievement of MBO goals to be set jointly by yourself and Margot.

You will receive vacation as per TeleTech's policy, which is accrued each pay period to a maximum of three (3) weeks per year. You will be eligible for TeleTech's medical and dental insurance, on your start date. Eligibility for the 401(k) plan begins during the enrollment period following six (6) months of service. Eligibility for participation in the Employee Stock Purchase Plan also starts at the beginning of the first offering period following 90 days of employment.

Upon commencement of your employment, you will be granted a new hire stock option grant of 30,000 shares at an exercise price equal to the closing price of TeleTech's stock on the first day of your employment, subject to the approval of the compensation committee of the Board of Directors. This new hire grant will vest in equal annual installments over a four (4) year period, subject to your continued employment with the Company.

You will be eligible to participate in a Management Stock Option Program, which is designed to grant options at the end of each year. This is a discretionary plan which awards options based upon personal achievements of business objectives. If awarded, these options will vest over a four-year period.

TeleTech will reimburse necessary and reasonable relocation expenses up to $40,000. This will include temporary living, residential closing and commission costs on the sale of your home, closing costs on your new home, and expenses incurred travelling between Austin, TX and Denver, CO for you and your family. Temporary living expenses are not to exceed 90 days. All relocation expenses will need to be approved. If you voluntarily leave TeleTech or are terminated for cause within the first two (2) years of employment this sum will be repayable to TeleTech on a pro-rata basis.

TeleTech requires all employees to acknowledge the terms and conditions of their employment by signing agreements regarding at-will employment, arbitration, confidentiality, non-competition, non-disclosure, trade secrets, and invention protection. These agreements will be provided by TeleTech and must be signed at or before the start of your employment.
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Jeffrey Sperber
January 26, 2001
Page 2 of 3


This offer is in effect until 5 PM MST January 29, 2001 and is contingent upon your successful clearance of TeleTech's reference, background and drug screens.

I'd like to personally welcome you to TeleTech. We look forward to working with you.


Sincerely,

/s/ David Gilbert
David Gilbert
Vice President, Corporate Human Resources

DG/maf

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Jeffrey Sperber
January 26, 2001
Page 3 of 3


Please execute two copies of this Agreement, return the original to me and retain one for your files. Please fax me a signed copy to (303) 839-4731.

I agree to the terms and conditions of this offer of employment and will begin working as VP, Controller with TeleTech on March 5, 2001.



Signed:  /s/ Jeffrey Sperber
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Date: 1/29/01




This offer is extended dependent upon reference checking, passing a drug test, presentation of appropriate documentation to meet current Immigration and Naturalization requirements, and the receipt of a signed Non-Disclosure/Non-Compete Agreement. UPON YOUR ARRIVAL, A SOCIAL SECURITY CARD AND ONE OF THE FOLLOWING DOCUMENTS IS REQUIRED: A VALID DRIVER'S LICENSE, ID CARD, ORIGINAL OR CERTIFIED COPY OF BIRTH CERTIFICATE, CURRENT INS EMPLOYMENT AUTHORIZATION, VALID U.S. PASSPORT, OR CERTIFICATE OF NATURALIZATION.